December 12, 1996



Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE:  Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment
Company Act of 1940 and Rule 30a-1, please find
Franklin Strategic Series Form N-SAR as of
October 31, 1996.

Should you have any questions, please call me at
(916) 463-5030.  Thank you.


Sincerely,


FRANKLIN STRATEGIC SERIES



S\Laura Fergerson
Fund Accounting Manager